UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2018 (October 29, 2018)

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6801 Gaylord Parkway, Suite 110 Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(469) 535-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 31, 2018, Addus HomeCare Corporation (the “Company”) entered into an Amended and Restated Credit Agreement by and among Addus HealthCare, Inc. (“Addus HealthCare”), as borrower, the Company, the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto, and Capital One, National Association, as administrative agent (the “New Credit Agreement”), which amended and restated the Company’s existing credit agreement with certain lenders and Capital One, National Association as a lender and swing line lender and as agent for all lenders. This amended and restated credit facility totals $269.6 million, inclusive of a $250.0 million revolving loan and a $19.6 million delayed draw term loan, and amends and restates the Company’s previous senior secured credit facility totaling $250.0 million. The maturity of this amended and restated credit facility is May 8, 2023, with borrowing under the delayed draw term loan available until January 31, 2019. Interest on the Company’s amended and restated credit facility may be payable at (x) the sum of (i) an applicable margin ranging from 0.75% to 1.50% based on the applicable senior net leverage ratio plus (ii) a base rate equal to the greatest of (a) the rate of interest last quoted by The Wall Street Journal as the “prime rate,” (b) the sum of the federal funds rate plus a margin of 0.50% and (c) the sum of the adjusted LIBOR that would be applicable to a loan with an interest period of one month advanced on the applicable day (not to be less than 0.00%) plus a margin of 1.00% or (y) the sum of (i) an applicable margin ranging from 1.75% to 2.50% based on the applicable senior net leverage ratio plus (ii) the offered rate per annum for similar dollar deposits for the applicable interest period that appears on Reuters Screen LIBOR01 Page (not to be less than zero). Swing loans may not be LIBOR loans. The availability of additional draws under this amended and restated credit facility is conditioned, among other things, upon (after giving effect to such draws) the Total Net Leverage Ratio (as defined in the New Credit Agreement) not exceeding 3.75:1.00 (subject to certain adjustments).

Addus HealthCare is the borrower and the Company and substantially all of the Company’s subsidiaries are guarantors under this amended and restated credit facility, and it is secured by a first priority security interest in all of the Company’s and the other credit parties’ current and future tangible and intangible assets, including the shares of stock of the borrower and subsidiaries. The New Credit Agreement contains affirmative and negative covenants customary for credit facilities of this type, including limitations on the Company with respect to liens, indebtedness, guaranties, investments, distributions, mergers and acquisitions and dispositions of assets. The New Credit Agreement contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, certain events of bankruptcy and insolvency, material judgments, invalidity of loan documents, certain changes in control and material regulatory actions, which, if triggered, may result in acceleration of payment.

The Company pays a fee ranging from 0.20% to 0.35% based on the applicable senior net leverage ratio times the unused portion of the revolving portion of the amended and restated credit facility.

The New Credit Agreement also contains certain customary financial covenants and negative covenants that, among other things, include a requirement to maintain a minimum Interest Coverage Ratio (as defined in the New Credit Agreement), a requirement to stay below a maximum Total Net Leverage Ratio (as defined in the New Credit Agreement) and a requirement to stay below a maximum permitted amount of capital expenditures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2018, the Board of Directors (the “Board”) of the Company elected Jean Rush as a Class I director of the Board.

Ms. Rush was appointed to serve as a member of both the Audit Committee and the Government Affairs Committee of the Company’s Board. There were no arrangements or understandings between Ms. Rush and any other persons pursuant to which she was selected as a director. In addition, Ms. Rush is not a party to any transaction, or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As an independent director, Ms. Rush will receive compensation in the same manner as the Company’s other independent directors. A summary of the compensation payable to the Company’s independent directors was included in the Company’s Proxy Statement on Form DEF 14A filed with the SEC on April 30, 2018. In addition, Ms. Rush was granted 891 restricted shares of the Company’s common stock valued at $56,250, based on the Company’s closing stock price of $63.16 on October 29, 2018.

In connection with Ms. Rush’s election to the Board, the Company will enter into an Indemnification Agreement with Ms. Rush (the “Indemnification Agreement”) in the form disclosed in the Company’s public filings and previously approved by the Board, as referenced below. Pursuant to the terms of the Indemnification Agreement, the Company will be required to indemnify and advance expenses to Ms. Rush to the maximum extent permitted by applicable law, except as otherwise provided in the Indemnification Agreement, if she is or is threatened to be made a party to a proceeding by reason of her status as a director of the Company. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.16 to the Company’s Form S-1, filed on July 17, 2009 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Date: November 2, 2018	By:	/s/ Brian Poff
Brian Poff
Chief Financial Officer